Filed pursuant to Rule 424(b)(5)

Registration No. 333-269091

PROSPECTUS SUPPLEMENT No. 1

(To Prospectus Dated December 30, 2022

and Prospectus Supplement Dated June 28, 2023)

$5,500,000

Mainz Biomed N.V.

Ordinary Shares

We are offering $5,500,000 of our ordinary shares, par value €0.01 per share (our “Ordinary Shares”), by this prospectus supplement, the accompanying prospectus and the accompanying prospectus supplement, dated June 28, 2023 (the “June Prospectus Supplement”), directly to YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), an affiliate of Yorkville Advisors Global, LP, in connection with the Pre-Paid Advance Agreement (the “PPA”) that we entered into with the Investor on June 28, 2023. In accordance with the terms of the PPA, over a two-year period from the date of the PPA we:

(i)	may request pre-paid advances with an aggregate limit equal to $50,0000 (the “Commitment Amount”) from the Investor (each, a “Pre-Paid Advance”) to be represented by convertible promissory notes (each, a “Promissory Note”). Such Pre-Paid Advances will be purchased by the Investor at 92% of the principal amount of the corresponding Promissory Note. The initial Pre-Paid Advance paid on June 28, 2023 was for a principal amount of $5,500,000, and the amount of each additional Pre-Paid Advance is to be mutually agreed upon by us and the Investor. If and when requested by the Investor by written notice to the Company (an “Investor Notice”), amounts outstanding under each Pre-Paid Advance will be correspondingly reduced upon the issuance by us of our Ordinary Shares to the Investor at a price per share equal to the lower of (a) 110% of the volume weighted average price (“VWAP”) of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share; and

(ii)	have the right, but not the obligation, to sell to the Investor up to the Commitment Amount of our Ordinary Shares. Each sale that we request under the PPA (an “Advance Notice”) may be for a number of Ordinary Shares up to the greater of: (i) an amount equal to 100% of the average of the daily trading volume of our Ordinary Shares during the five consecutive trading days immediately preceding an Advance Notice, or (ii) 550,000 Ordinary Shares. The Advance Notice would state that the shares would be purchased at either: 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the prior consent of the Investor.

Any Ordinary Shares issued pursuant to an Investor Notice shall correspondingly reduce the Commitment Amount available for sales pursuant to Advance Notices, and any Ordinary Shares issued pursuant to an Advance Notice shall correspondingly reduce the Commitment Amount available for sales pursuant to Investor Notices.

This prospectus supplement relates to the offering of Ordinary Shares pursuant to Investor Notices in connection with a $5,500,000 Pre-Paid Advance received by us under the PPA on September 26, 2023 and the offer and sale of such Ordinary Shares by the Investor to the public. Though we have been advised by the Investor, and the Investor represents in the PPA, that it is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of Ordinary Shares by the Investor and any discounts, commissions or concessions received by it are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the Investor, see the section entitled “Plan of Distribution”.

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “MYNZ”. On September 20, 2023, the last reported sale price on Nasdaq of our Ordinary Shares was $3.25 per share.

Our principal executive office is located at Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860.

Investing in our Ordinary Shares involves significant risks. See “Risk Factors” beginning on page S1-6 of this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings made with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a discussion of the factors you should carefully consider before deciding to invest in our Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of our Ordinary Shares or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 26, 2023

TABLE OF CONTENTS

Prospectus Supplement No. 1

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S1-1
WHERE YOU CAN FIND MORE INFORMATION	S1-2
INCORPORATION OF DOCUMENTS BY REFERENCE	S1-3
PROSPECTUS SUPPLEMENT SUMMARY	S1-4
THE OFFERING	S1-5
RISK FACTORS	S1-6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S1-9
USE OF PROCEEDS	S1-10
DILUTION	S1-11
DIVIDEND POLICY	S1-12
PLAN OF DISTRIBUTION	S1-12
MATERIAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS	S1-13
LEGAL MATTERS	S1-21
EXPERTS	S1-21

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S1-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Ordinary Shares. Before investing in our Ordinary Shares offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in three parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the June Prospectus Supplement and the documents incorporated by reference. The second part is the June Prospectus Supplement that describes in greater detail the terms of the PPA and the offerings that may be taken thereunder. The third part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus, the June Prospectus Supplement or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether or not to invest in our Ordinary Shares, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying June Prospectus Supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement, the accompanying June Prospectus Supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, or results of operations or prospects.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Mainz Biomed,” “the Company” and “our company” refer to and similar references refer to Mainz Biomed N.V. and its consolidated subsidiaries.

S1-1

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual and current reports and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov.

As permitted by SEC rules, this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Ordinary Shares offered by this prospectus supplement, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

S1-2

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 7, 2023; and

●	our Current Reports on Form 6-K, filed with the SEC on January 20, 2023, February 21, 2023, May 16, 2023, May 19, 2023, June 28, 2023, August 15, 2023 and September 13, 2023.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Ordinary Shares pursuant to this prospectus supplement and (2) the date we stop offering our Ordinary Shares pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents.

You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Mainz Biomed N.V.

Robert Koch Strasse 50

55129 Mainz

Germany

Phone: +49 6131 5542860

S1-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our Ordinary Shares offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Ordinary Shares.

Mainz Biomed N.V.

We are a molecular genetic diagnostic company dedicated to commercializing our product portfolio in Europe, the United States and the rest of world. Our subsidiary Mainz Biomed Germany GmbH (f/k/a PharmGenomics), a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following product and product candidate:

●	ColoAlert, our flagship product, a colorectal cancer (“CRC”) screening stool-based DNA (deoxyribonucleic acid) test currently sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Our website address is mainzbiomed.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement, the accompanying June Prospectus Supplement or the accompanying prospectus.

S1-4

THE OFFERING

Ordinary Shares Offered by Us	Ordinary Shares having an aggregate gross sales price of $5,500,000 at a price per share equal to the lower of (a) $3.5424 per share (the “Fixed Price”), or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share

Ordinary Shares Outstanding Prior to this Offering	16,747,460 Ordinary Shares (as of September 25, 2023).

Ordinary Shares Outstanding After this Offering

18,586,925 Ordinary Shares, assuming the sale of 1,839,465 Ordinary Shares in this offering at an offering price of $2.99 per share, which was 92% of the last reported sale price of our Ordinary Shares on Nasdaq on September 20, 2023. The actual number of Ordinary Shares issued will vary depending on the sale price under this offering.

Use of Proceeds

Although we will not receive any proceeds from the sale of Ordinary Shares hereunder, we received net proceeds of $5,060,000 from the sale of a Promissory Note on September 26, 2023 We intend to use the net proceeds from the sale of that Promissory Note for working capital purposes.

Our management will retain broad discretion over the allocation of the net proceeds from such Promissory Note. See the “Use of Proceeds” section.

Risk Factors

See the section titled “Risk Factors” in this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in our Ordinary Shares.

Market for Ordinary Shares	Our Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “MYNZ”.

S1-5

RISK FACTORS

Investing in our Ordinary Shares involves risks. Before purchasing any our Ordinary Shares, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Ordinary Shares could decline, and you may lose some or all of your investment.

Additional Risks Related to this Offering and Our Ordinary Shares

Substantial blocks of our Ordinary Shares may be sold into the market as a result of the Pre-Paid Advance Agreement.

The price of our Ordinary Shares could decline if there are substantial sales of our Ordinary Shares, if there is a large number of Ordinary Shares available for sale, or if there is the perception that these sales could occur.

On June 28, 2023, we entered into the PPA with the Investor. Pursuant to the PPA, we may request Pre-Paid Advances of up to $50,000,000. At the request and sole discretion of the Investor pursuant to an Investor Notice, such Pre-Paid Advances will be correspondingly reduced upon the issuance of our Ordinary Shares to the Investor at a Purchase Price equal to the lower of (a) 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share.

To the date hereof, we have received two Pre-Paid Advances under the PPA for an aggregate of $11,000,000. This means that we may conduct additional sales of Ordinary Shares in an amount up to $39,000,000 pursuant to Advance Notices, each of which shall be limited to a number of Ordinary Shares that is up to the greater of: (i) an amount equal to 100% of the average of the daily trading volume of our Ordinary Shares during the five consecutive trading days immediately preceding an Advance Notice, or (ii) 550,000 Ordinary Shares The Advance Notice would state that the shares would be purchased at either: 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the consent of the Investor.

Any issuances of Ordinary Shares pursuant to the PPA to offset the Pre-Paid Advances or to conduct sales pursuant to an Advance Notice will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Ordinary Shares. Sales of a substantial number of Ordinary Shares in the public market or other issuances of our Ordinary Shares, or the perception that these sales or issuances could occur, could cause the market price of our Ordinary Shares to decline and may make it more difficult for you to sell your shares at a time and/or price that you deem appropriate.

You may experience immediate and substantial dilution in the net tangible book value per share of our Ordinary Shares you purchase.

The offering price per share of our Ordinary Shares in this offering may exceed the net tangible book value per share of our Ordinary Shares outstanding prior to this offering. assuming that an aggregate of 1,839,465 Ordinary Shares are sold pursuant to this prospectus supplement at a price of $2.99 per share, which was 92% of the last reported sale price of our Ordinary Shares on Nasdaq on September 20, 2023, you would experience immediate dilution of $2.47 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price.

S1-6

Once we receive a Pre-Paid Advance, we do not have the right to control the timing and amount of the issuance of our Ordinary Shares to the Investor under the PPA and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the Pre-Paid Advance Agreement at any one time or in total.

Once we receive any of the Pre-Paid Advances, including the Pre-Paid Advance described herein, we do not have the right to control the timing and amount of any issuances of our Ordinary Shares to the Investor under the PPA. Sales of our Ordinary Shares, if any, to the Investor under the PPA will depend upon market conditions and other factors, and the discretion of the Investor. We may ultimately decide to sell to Investor all, some or none of the Ordinary Shares that may be available for us to sell to the Investor pursuant to the PPA. Each Pre-Paid Advance matures within one year.

Because the purchase price per share to be paid by the Investor for the Ordinary Shares that we may elect to sell to the Investor under the PPA, if any, will fluctuate based on the market prices of our Ordinary Shares, if any, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of Ordinary Shares that we will sell to the Investor under the PPA, the purchase price per share that the Investor will pay for shares purchased from us under the PPA, or the aggregate gross proceeds that we will receive from those purchases by Investor under the PPA, if any.

Further, the resale by the Investor of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline and to be highly volatile.

Upon a trigger event, we may be required to make payments that could cause us financial hardship.

Upon entering into the PPA, we agreed that within five trading days of the trading price of the Ordinary Shares becoming lower than $2.00 for any five of seven consecutive trading days, we must pay the Investor a monthly cash payment (the “Monthly Payment”) of $550,000 plus an 8% redemption premium plus any accrued but unpaid interest (or such lower amount due under Promissory Notes then outstanding). This financial obligation may be an undue and unsustainable burden and may cause a material adverse effect on our operations and financial condition.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

The extent to which we rely on the Investor as a source of funding will depend on a number of factors, including the prevailing market price of our Ordinary Shares and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the PPA, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed towards expanding current programs and service offerings. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.

S1-7

As of June 30, 2023, our principal source of liquidity is our unrestricted cash balance in the amount of $10.9 million. We entered into the PPA whereby we will have the ability to request Pre-Paid Advances or conduct sales pursuant to Advance Notices of up to $50 million, of which $39 million remains available. In addition, we previously entered into the Controlled Equity Offering Sales Agreement whereby we will have the right, but not the obligation, to sell to Cantor (“Cantor Agreement”) up to $50 million worth of our Ordinary Shares, of which $48.1 remains available. We may not be able to utilize these facilities to raise additional capital when, or in the amounts, we may require. We have agreed with the Investor that we will not utilize the Cantor Agreement while there are Promissory Notes outstanding unless we initiate a sale pursuant to the Controlled Equity Offering Sales Agreement when the VWAP on the last fully completed trading day prior to such initiation was greater than 120% of the Fixed Price of any outstanding Promissory Note. Any debt we incur from the Investor or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations and our then-existing liquidity is insufficient to meet any debt service requirements, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.

We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the PPA, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Management will have broad discretion as to the use of the proceeds from the sale of Promissory Notes under the PPA and, if no Promissory Notes are outstanding, the sale of Ordinary Shares pursuant to Advance Notices. The decisions they make on how to use such proceeds may not improve our financial condition or market value.

Because we have designated the amount of net proceeds from the sale of Promissory Notes under the PPA and, if no Promissory Notes are outstanding, the sale of Ordinary Shares pursuant to Advance Notices to be used for working capital purposes, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital that may not improve our financial condition or advance our business objectives.

If the issuance and sale of the Ordinary Shares pursuant to the PPA were to unnecessarily or disproportionately impair the interests of our shareholders, we could be liable under Dutch law for such impairment,

Dutch law provides that shareholders who are in equal positions should be treated equally and that all stakeholders are obliged to act reasonable and fair towards each other. Under Dutch law, an issuer that unnecessarily or disproportionately impairs the interests of its minority shareholders may be liable for such impairment. An impairment could occur if the pre-emption rights of the minority shareholders are excluded and the shares are issued below market value. The preemptive rights of our minority shareholders in connection with issuances and sales under the PPA will be excluded, and all such issuances and sales will be below market value at the time of the issuance and sale. If a Dutch court were to find that the interests of the minority shareholders were unnecessarily or disproportionately impaired, the Dutch court could (i) annul the resolution to issue shares, which would not affect the validity of the share issue prior thereto (unless the receiving shareholders were aware that the interests of the minority shareholders would be disproportionally impaired at the time of the issue), and (ii) hold us and/or directors (each of whom we have agreed to indemnify) liable for such impairment. Additionally, if a Dutch court were to annul the board resolution for issuances and sales under the PPA and we were to lose the ability to raise funds under this facility, we would need to find alternative sources of financing, particularly if Promissory Notes issued under the PPA were still outstanding.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying June Prospectus Supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements.

Importantly, the risk factors discussed in, and incorporated into the prospectus supplement, the accompanying June Prospectus Supplement and accompanying prospectus do not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors”, “Operating and Financial Review and Prospects” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 20-F and/or subsequent Quarterly Reports on Form 6-K, which are incorporated by reference herein. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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USE OF PROCEEDS

Although we will not receive any proceeds from the sale of Ordinary Shares hereunder, we received net proceeds of approximately $5,060,000 from the Pre-Paid Advance of $5,500,000 on September 26, 2023. We intend to use these proceeds for working capital purposes. We will retain broad discretion over the use of these proceeds.

We might not receive any additional proceeds from the PPA.

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DILUTION

If you purchase Ordinary Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Ordinary Shares and the net tangible book value per share of our Ordinary Shares after this offering. As of June 30, 2023, our net tangible book value was approximately $1,547,003, or $0.10 per Ordinary Share. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of Ordinary Shares issued and outstanding.

After giving effect to the issuance of 1,115,939 Ordinary Shares since July 1, 2023 and the reduction of total liabilities of approximately $3,000,000 in connection with the conversion of debt in exchange for the issuance of 1,015,939 Ordinary Shares (the “Post-June 30, 2023 Issuances”), our pro forma net tangible book value as of June 30, 2023 would have been approximately $4.5 million, or approximately $0.27 per ordinary share, based on 16,747,460 Ordinary Shares outstanding on a pro forma basis.

After giving effect to the Post-June 30, 2023 Issuances and the sale by us of 1,839,465 Ordinary Shares representing the Promissory Note of $5,500,000 and assuming an offering price of $2.99 per share, which is 92% of the last reported sale price of our Ordinary Shares on Nasdaq on September 20, 2023 and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $9,607,003, or $0.52 per Ordinary Share. This amount represents an immediate increase in net tangible book value of $0.42 per Ordinary Share to existing shareholders and an immediate dilution of approximately $2.47 per Ordinary Share to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Ordinary Shares		$2.99
Net tangible book value per share of our Ordinary Shares as of June 30, 2022	$0.10
Increase per share of our Ordinary Shares attributable to new investors in this offering	$0462
Pro Forma as adjusted net tangible book value per share of our Ordinary Shares, after giving effect to this offering		$0.52
Dilution per share of our Ordinary Shares to new investors purchasing our Ordinary Shares in this offering		$2.47

The table above assumes, for illustrative purposes, that an aggregate of 1,839,465 Ordinary Shares representing the shares underlying the Promissory Note are sold at a price of $2.99 per share, which is 92% of the last reported sale price of our Ordinary Shares on Nasdaq on September 20, 2023. An increase or decrease of $0.25 per share, respectively, in the price at which the Ordinary Shares are sold from the assumed offering price of $2.99 per share shown in the table above would result in an increase or decrease, respectively, of $0.004 in our pro forma as adjusted net tangible book value per share of our Ordinary Shares after the offering and would increase or decrease, as applicable, the dilution in net tangible book value per our Ordinary Share to new investors, after deducting estimated aggregate offering expenses payable by us, by $0.004.

The number of Ordinary Shares expected to be outstanding immediately after this offering included in the table above is based on 15,631,521 Ordinary Shares outstanding as of June 30, 2023 and the Post-June 30, 2023 Issuances.

To the extent that other Ordinary Shares are issued, investors purchasing Ordinary Shares in this offering could experience further dilution. In addition, we may choose to request additional Pre-Paid Advances or raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors (“Board”) and will depend on then-existing conditions, including, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, business prospects and other factors that the Board may deem relevant.

PLAN OF DISTRIBUTION

On June 28, 2023, we entered into the Pre-Paid Advance Agreement with the Investor. The PPA provides that, upon the terms and subject to the conditions set forth therein, we may request Pre-Paid Advances of up to $50,000,000 each from the Investor, to represented by Promissory Notes. Such Promissory Notes will be purchased by the Investor at 92% of the principal amount of the corresponding Promissory Note. If and when requested by the Investor by written notice to the Company in an Investor Notice, amounts outstanding under a Promissory Note may be correspondingly reduced upon the issuance by us of our Ordinary Shares pursuant to an Investor Notice to the Investor at a Purchase Price equal to the lower of (a) 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00. Additionally, we may conduct sales of Ordinary Shares pursuant to Advance Notices at per share purchase price equal to either 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the consent of the Investor.

This prospectus supplement relates to the offer and sale to the Investor of Ordinary Shares pursuant to Investor Notices in respect of a $5,500,000 Pre-Paid Advance received by us under the PPA on September 26, 2023.

In addition to our issuance of Ordinary Shares to the Investor pursuant to the PPA, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. Though we have been advised by the Investor, and the Investor represents in the PPA, that the Investor is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that the Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the PPA to provide customary indemnification to the Investor. It is possible that our shares may be sold by the Investor in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

We have advised the Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the Ordinary Shares by the Investor and any unaffiliated broker-dealer.

We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the Ordinary Shares covered by this prospectus supplement, the accompanying June Prospectus Supplement and the accompanying prospectus. In June 2023, we also paid a $35,000 structuring fee in connection with entry into the PPA.

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MATERIAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Material Dutch Tax Income Tax Considerations

The following are the material Dutch tax consequences of the acquisition, ownership and disposal of our ordinary shares. This does not purport to set forth all possible tax considerations or consequences that may be relevant to all categories of investors, some of which may be subject to special treatment under applicable law (such as trusts or other similar arrangements), and in view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of ordinary shares should consult with their tax advisors with regard to the tax consequences of investing in the ordinary shares in their particular circumstances.

Please note that this section does not set forth the tax considerations for:

●

Holders of ordinary shares if such holders, and in the case of individuals, his/her partner or certain relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or a deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). A holder of ordinary shares in a company is considered to hold a substantial interest in such company if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

●

A holder of ordinary shares that is not an individual for which its shareholdings qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). A taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital (or, in certain cases, in voting rights) qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (verbonden lichaam) has a participation or if the company in which the shares are held is a related entity (verbonden lichaam);

●

Holders of ordinary shares who are individuals for whom the ordinary shares or any benefit derived from the ordinary shares are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001); and

●	Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Except as otherwise indicated, this section only addresses Dutch national tax legislation and published regulations, whereby the Netherlands and Dutch law means the part of the Kingdom of the Netherlands located in Europe and its law, respectively, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced (or to become effective) at a later date and/or implemented with or without retroactive effect. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes.

Dividend Withholding Tax

Holders of ordinary shares are generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed by us. We are required to withhold such Dutch dividend withholding tax at source (which dividend withholding tax will not be borne by us but will be withheld by us from the gross dividends paid on the ordinary shares). However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, we will be considered to be solely tax resident in Germany for purposes of the Convention between the Federal Republic of Germany and the Netherlands for the avoidance of double taxation and prevention of fiscal evasion with respect to taxes on income (the “German-Dutch tax treaty”), and we will in principle not be required to withhold Dutch dividend withholding tax. This exemption from withholding Dutch dividend withholding tax may not apply to dividends distributed by us to a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes or to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder, in which case the following paragraph applies.

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Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch (corporate) income tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities,” as the case may be) or to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder are generally subject to Dutch dividend withholding tax at a rate of 15%. The expression “dividends distributed” include, but are not limited to:

●	Distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

●

Liquidation proceeds, proceeds of redemption of shares, or proceeds of the repurchase of shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax, unless, in case of a repurchase, a particular statutory exemption applies;

●

An amount equal to the par value of shares issued or an increase of the par value of shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

●	Partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless the holders of shares have resolved in advance at a general meeting to make such repayment and the par value of the shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Individuals and Dutch Resident Entities may credit the Dutch dividend withholding tax against their income tax or corporate income tax liability (maximized to the amount of corporate income tax due in that financial year) or may under certain circumstances be entitled to an exemption. The same applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the shares are attributable to a Dutch permanent establishment of such non-resident holder. Depending on their specific circumstances, holders of ordinary shares that are resident in a country other than the Netherlands, may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax pursuant to Dutch law, EU law or treaties for avoidance of double taxation.

On November 2, 2021, the Dutch Parliament adopted a proposal of law to which an alternative withholding tax (the “Alternative Dividend Withholding Tax”) will be imposed on dividends paid to related entities in designated low-tax jurisdictions and in certain abusive situations, effective January 1, 2024. The Alternative Dividend Withholding Tax may be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%), if the shareholder entitled to those dividend payments has such an interest in us, possibly as part of a cooperating group, that such party can exert such influence on our decisions as to determine our activities, while that shareholder is established in a jurisdiction that is included in the Regulation of low-taxing countries and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or has a relevant connection therewith.

However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, we will be considered to be solely tax resident in Germany for purposes of the German-Dutch tax treaty, and we will in principle not be required to withhold the Alternative Dividend Withholding Tax.

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is not granted if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) of such dividends. This legislation targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also apply in the context of a double taxation convention.

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Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of ordinary shares is a Dutch Resident Individual, any benefit derived or deemed to be derived from the shares is taxable at the progressive income tax rates, if:

(i)

the ordinary shares are attributable to an enterprise from which the Dutch Resident Individual derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder in such enterprise, as defined in the Dutch Income Tax Act 2001; or

(ii)	the holder of the shares is considered to derive benefits from the shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden), such as activities with respect to the shares that go beyond ordinary asset management (normaal actief vermogensbeheer).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of ordinary shares, such Dutch Resident Individual holder will be subject to an annual income tax imposed on a deemed return on the net value of the ordinary shares under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the deemed annual return of the Dutch Resident Individual’s net investment assets that are taxed under this regime, including the ordinary shares, is set at a variable percentage of the net value of the investment assets and liabilities. For 2023 the variable percentages are set at 0.36% for savings, at 6.17% for other investments (such as the ordinary shares) and at 2.57% for liabilities. Such fictitious annual return deemed to be derived from the ordinary shares will be taxed at a flat rate of 32% in 2023. It is expected that this flat rate will be increased from 32% to 34% as of 2024.

The net value of the investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The ordinary shares are included as investment assets. A tax-free allowance of €57,000 is available (2023). For the avoidance of doubt, actual income, capital gains or losses in respect of the ordinary shares are as such not subject to Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). The deemed variable return will be adjusted annually on the basis of historic market yields.

The Dutch Government issued a draft legislative proposal for internet consultation on September 8, 2023 to introduce a new system regarding the taxation of income from savings and investments as of the taxable year 2027. Such new system will be based on the actual returns realised (such as dividends) and the value development of assets (such as a capital gain on shares or price loss of shares).

Dutch Resident Entities

Any benefit derived or deemed to be derived from the shares held by Dutch Resident Entities, including any capital gains realized on the disposal thereof, will be subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).

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Non-residents of the Netherlands

A holder of ordinary shares that is neither a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch taxes on income or on capital gains in respect of any payment under shares or any gain realized on the disposal or deemed disposal of the shares, provided that:

●

such holder does not have an interest in an enterprise which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the shares are attributable; and

●	in the event such holder is an individual, such holder does not derive benefits from the shares that are taxable as benefits from other activities in the Netherlands, such as activities in the Netherlands with respect to the shares that go beyond ordinary asset management.

Under certain specific circumstances, Dutch taxation rights may be restricted for a holder of ordinary shares that is neither a Dutch Resident Individual nor a Dutch Resident Entity pursuant to treaties for the avoidance of double taxation.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No Dutch gift or inheritance taxes will arise on the transfer of the ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident in the Netherlands, unless:

●

in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

●	the transfer is otherwise construed as a gift, such as a gift that is made under a condition precedent, or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, any person, irrespective of his nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Taxes and Duties

No Dutch value-added tax (omzetbelasting) and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of shares on any payment in consideration for the acquisition, ownership or disposal of the shares.

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Material U.S. Tax Considerations

U.S. Holders.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Distributions on Our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, if we make distributions of cash or property on our Ordinary Shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If we do not provide calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “—Passive Foreign Investment Company Rules,” dividends on our Ordinary Shares received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) we are eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information provision;

●

we are neither a PFIC (as discussed below under below under ”—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that we will be eligible for benefits of a qualifying treaty that includes an exchange of information provision. In addition, there also can be no assurance that our Ordinary Shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, we will not constitute a “qualified foreign corporation” for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares.

Subject to certain exceptions, dividends on our Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

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Sale, Exchange, or Other Taxable Disposition of Our Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, or other taxable disposition of our Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of our Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held our Ordinary Shares for more than one year generally will be eligible for reduced tax rates for long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Dutch tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits with respect to such tax unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there may be special rules under the income tax treaty between the United States and the Netherlands (the “Treaty”) that impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of our Ordinary Shares could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which we own, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the current and anticipated composition of our income, assets, and operations and that of our subsidiaries, no assurance can be given as to whether or not we will be a PFIC in 2022. Nor can there be any assurance that we will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is uncertain in several respects, and we can make no assurance that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for 2022 or future taxable years.

Whether we are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, the market value of our assets, and potentially the composition of the income and assets of one or more of our subsidiaries and the market value of their assets in that year. Whether a subsidiary is a PFIC for any taxable year is likewise a factual determination that depends on, among other things, the composition of the subsidiary’s income and assets and the market value of such assets in that year. One or more changes in these factors may cause us and/or one or more of our subsidiaries to become a PFIC for a taxable year even though we or it has not been a PFIC for one or more prior taxable years. Whether we or a subsidiary is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and thus is subject to significant uncertainty.

Under the PFIC rules, subject to the “qualified electing fund” (“QEF”) and mark-to-market rules discussed below, if we were considered a PFIC at any time that a U.S. Holder owns our Ordinary Shares, we would continue to be treated as a PFIC with respect to such investment unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold our Ordinary Shares at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, our Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

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For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of our Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for our Ordinary Shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the U.S. Holder’s Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of our Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds our Ordinary Shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If we are a PFIC, a U.S. Holder of our Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a QEF election. However, a U.S. Holder may make a QEF election with respect to our Ordinary Shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. There can be no assurance, however, that we will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event we are a PFIC, a U.S. Holder that makes a QEF election with respect to our Ordinary Shares would generally be required to include in income for each year that we are treated as a PFIC the U.S. Holder’s pro rata share of our ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of our Ordinary Shares. Any of our net deficits or net capital losses for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in our Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on our Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in our Ordinary Shares by a corresponding amount.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

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Non-U.S. Holders

A Non-U.S. Holder is any beneficial owner of our Ordinary Shares that is not a U.S. Holder.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of our Ordinary Shares to Non-U.S. Holders

Subject to the discussion below relating to backup withholding, any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of our Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of our Ordinary Shares generally will not be subject to U.S. federal income taxation unless:

●	the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of our Ordinary Shares, and the proceeds received on sale or other taxable the disposition of our Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than with respect to U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange, or other disposition of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of our Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to such Non-U.S. Holder’s non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to our Ordinary Shares and proceeds from the sale of other disposition of our Ordinary Shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

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Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to their Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold our Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our Ordinary Shares.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ortoli Rosenstadt LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the years then ended have been audited by Reliant CPA, PC, independent registered public accounting firm. Our consolidated statement of financial position of Mainz Biomed N.V., as of December 31, 2020, the related consolidated statement of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the year then ended have been audited by BF Borgers CPA PC, independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the reports of such firms, given their authority as experts in accounting and auditing.

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Filed pursuant to Rule 424(b)(5)

Registration No. 333-269091

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 30, 2022)

$50,250,000

Mainz Biomed N.V.

Ordinary Shares

We are offering $50,250,000 of our ordinary shares, par value €0.01 per share (our “Ordinary Shares”), by this prospectus supplement and the accompanying prospectus, directly to YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), an affiliate of Yorkville Advisors Global, LP, in connection with the Pre-Paid Advance Agreement (the “PPA”) that we entered into with the Investor on June 28, 2023. In accordance with the terms of the PPA, over a two-year period from the date of the PPA we:

(i)	may request pre-paid advances with an aggregate limit equal to $50,0000 (the “Commitment Amount”) from the Investor (each, a “Pre-Paid Advance”) to be represented by convertible promissory notes (each, a “Promissory Note”). Such Pre-Paid Advances will be purchased by the Investor at 92% of the principal amount of the corresponding Promissory Note. The initial Pre-Paid Advance paid on June 28, 2023 was for a principal amount of $5,500,000, and the amount of each additional Pre-Paid Advance is to be mutually agreed upon by us and the Investor. If and when requested by the Investor by written notice to the Company (an “Investor Notice”), amounts outstanding under each Pre-Paid Advance will be correspondingly reduced upon the issuance by us of our Ordinary Shares to the Investor at a price per share equal to the lower of (a) (I) $4.9986 in respect of the initial Pre-Paid Advance and (II) with respect to each subsequent Pre-Paid Advance, 110% of the volume weighted average price (“VWAP”) of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance (the “Fixed Price”) or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share; and

(ii)	have the right, but not the obligation, to sell to the Investor up to the Commitment Amount of our Ordinary Shares. Each sale that we request under the PPA (an “Advance Notice”) may be for a number of Ordinary Shares up to the greater of: (i) an amount equal to 100% of the average of the daily trading volume of our Ordinary Shares during the five consecutive trading days immediately preceding an Advance Notice, or (ii) 550,000 Ordinary Shares. The Advance Notice would state that the shares would be purchased at either: 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the prior consent of the Investor.

Any Ordinary Shares issued pursuant to an Investor Notice shall correspondingly reduce the Commitment Amount available for sales pursuant to Advance Notices, and any Ordinary Shares issued pursuant to an Advance Notice shall correspondingly reduce the Commitment Amount available for sales pursuant to Investor Notices.

This prospectus supplement relates to (A) the offer and sale to the Investor of Ordinary Shares in an amount up to the Commitment Amount (i) pursuant to Investor Notices in respect of the initial $5,500,000 Pre-Paid Advance received by us under the PPA on June 28, 2023, and (ii) pursuant to Advance Notices, (B) the offer and sale to the Investor of $250,000 of Ordinary Shares (or 54,428 Ordinary Shares) as a commitment fee (the “Commitment Fee”) under the PPA equal to 0.5% of the Commitment Amount and (C) the offer and sale of the Ordinary Shares in (A) and (B) by the Investor to the public. Though we have been advised by the Investor, and the Investor represents in the PPA, that it is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of Ordinary Shares by the Investor and any discounts, commissions or concessions received by it are deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the Investor, see the section entitled “Plan of Distribution” on page S-12.

Prior to signing this PPA, we had entered into a controlled equity offering sales agreement with Cantor Fitzgerald (“Cantor”), pursuant to which we have the right to request Cantor to purchase up to $50,000,000 of Ordinary Shares over a 36-month period. Cantor has consented to our entry into the PPA. We have agreed with the Investor that we will not utilize the controlled equity offering sales agreement while there are outstanding Promissory Notes unless we initiate a sale pursuant to the Controlled Equity Offering Sales Agreement when the VWAP on the last fully completed trading day prior to such initiation was greater than 120% of the Fixed Price of any outstanding Promissory Note.

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “MYNZ”. On June 21, 2023, the last reported sale price on Nasdaq of our Ordinary Shares was $4.63 per share.

Our principal executive office is located at Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860.

Investing in our Ordinary Shares involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings made with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a discussion of the factors you should carefully consider before deciding to invest in our Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of our Ordinary Shares or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 28, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Ordinary Shares. Before investing in our Ordinary Shares offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether or not to invest in our Ordinary Shares, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, or results of operations or prospects.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Mainz Biomed,” “the Company” and “our company” refer to and similar references refer to Mainz Biomed N.V. and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual and current reports and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov.

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Ordinary Shares offered by this prospectus supplement, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 7, 2023; and

●	our Current Reports on Form 6-K, filed with the SEC on January 20, 2023, February 21, 2023, May 16, 2023 and May 19, 2023.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Ordinary Shares pursuant to this prospectus supplement and (2) the date we stop offering our Ordinary Shares pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents.

You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Mainz Biomed N.V.
Robert Koch Strasse 50
55129 Mainz
Germany
Phone: +49 6131 5542860

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our Ordinary Shares offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Ordinary Shares.

Mainz Biomed N.V.

We are a molecular genetic diagnostic company dedicated to commercializing our product portfolio in Europe, the United States and the rest of world. Our subsidiary Mainz Biomed Germany GmbH (f/k/a PharmGenomics), a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following product and product candidate:

●	ColoAlert, our flagship product, a colorectal cancer (“CRC”) screening stool-based DNA (deoxyribonucleic acid) test currently sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Our website address is mainzbiomed.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

THE PRE-PAID ADVANCE AGREEMENT

General

Investor	YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), an affiliate of Yorkville Advisors Global, LP.
Commitment Amount

Up to $50,000,000 of a combination of (i) the issuance and sales of Ordinary Shares pursuant to Investor Notices in respect of Pre-Paid Advances purchased by the Investor at 92% of face value of the Promissory Notes representing such Pre-Paid Advances and (ii) the issuance and sales of Ordinary Shares made pursuant to Advance Notices.

Commitment Period	June 28, 2025, which is 24 months from the date of the PPA.

Fees	Pursuant to PPA, we are to pay the Investor a structuring fee of $35,000 and a Commitment Fee of 0.5% of the Commitment Amount (to be paid by the issuance of 54,428 Ordinary Shares to the Investor).

Beneficial Ownership Restrictions	The Investor may not require that we sell Ordinary Shares pursuant to Investor Notices in respect of Pre-Paid Advances or convert the Promissory Notes, and we may not issue Ordinary Shares pursuant to Advance Notices, to the extent that such issuances would result in the Investor (and its affiliates) beneficially owning more than 4.99% of our outstanding Ordinary Shares.

Pre-Paid Advances

Pre-Paid Advances

The initial Pre-Paid Advance, as represented by a Promissory Note, is in the principal amount of $5.5 million.

Subsequent Pre-Paid Advances, each to be represented by a Promissory Note, in amounts to be determined by mutual consent between the Investor and the Company.

Purchase Price of Each Pre-Paid Advance	Each Pre-Paid Advance is to be represented by a Promissory Note. For each Promissory Note issued under the PPA, the Investor shall pay 92% of principal amount of such Promissory Note.
Interest Rate	The interest rate of each Promissory Note shall be 0% (15% in an event of default).
Investor Requests of Ordinary Shares Issuances to Reduce Pre-Paid Advances

At any time while a Promissory Note is outstanding, the Investor has the right, in its sole discretion, by written notice to the Company (an “Investor Notice”) to select the amount and timing of the issuance by us of Ordinary Shares, at a price per share equal to the lower of (a) (I) $4.9986 in respect of the initial Pre-Paid Advance and (II) with respect to each subsequent Pre-Paid Advance, 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share (the “Floor Price”).

The amount and timing of sales of Ordinary Shares offered thereby is at the sole discretion of the Investor.

Trigger Event for Mandatory Cash Payments by us

Within five trading days of a Trigger Event, we must make a monthly cash payment to the Investor in connection with the Promissory Notes (the “Monthly Payment”) equal to the lesser of (i) $550,000, plus an 8% redemption premium on any principal being repaid plus any accrued and unpaid interest and (ii) all principal outstanding under all outstanding Promissory Notes, plus an 8% redemption premium on any principal being repaid plus any accrued and unpaid interest.

Thereafter, we must pay the Investor the Monthly Payment every 30 calendar days after the due date of the initial Monthly Payment; provided that our monthly obligation hereunder will end with respect to a particular Trigger Event if (i) the daily VWAP of the Ordinary Shares for seven consecutive trading days immediately prior to the due date of the next Monthly Payment is 10% or greater than the Floor Price or (ii) we reduce the Floor Price for all outstanding Promissory Notes by 50%, unless a new Trigger Event occurs.

A “Trigger Event” occurs if the trading price of an Ordinary Share is lower than the applicable Floor Price for any five of seven consecutive trading days.

Right of Prepayment

We, in our sole discretion, may prepay, at an 8% premium, an outstanding Pre-Paid Advance in cash by providing the Investor with advance written notice at least (i) if the VWAP of the Ordinary Shares, at the time of such written notice, is lower than 110% of the VWAP ending on the trading day immediately preceding the closing of the Pre-Paid Advance, five business days prior to such prepayment and (ii) if the VWAP of the Ordinary Shares, at the time of such written notice, is higher than 110% of the VWAP ending on the trading day immediately preceding the closing of the Pre-Paid Advance, thirty calendar days prior to such prepayment.

Conversion of Promissory Note

Each Promissory Note can be converted into our Ordinary Shares at a per share conversion price equal to the lower of (a) (I) $4.9986 in respect of the Promissory Note representing the initial Pre-Paid Advance and (II) with respect to each Promissory Note representing a subsequent Pre-Paid Advance, 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share. The Ordinary Shares issuable upon conversion of the Promissory Notes are not being offered pursuant to this prospectus supplement.

Maturity Date of Promissory Notes	For each Promissory Note, one year after its issuance.

Advance Notices

Advance Notices	We have the right, but not the obligation, to sell to the Investor up to the Commitment Amount of our Ordinary Shares. Each sale that we request under the PPA may be for a number of Ordinary Shares up to the greater of: (i) an amount equal to 100% of the average of the daily trading volume of our Ordinary Shares during the five consecutive trading days immediately preceding an Advance Notice, or (ii) 550,000 Ordinary Shares. The Advance Notice would state that the shares would be purchased at either: 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the prior consent of the Investor.

Limitation on Advance Notices	Without the Investor’s written consent, we may not issue an Advance Notice if any Promissory Notes are outstanding, unless a Trigger Event has occurred, we choose an Option 1 pricing period and we agree that all proceeds from sales pursuant to such Advance Notice will be used to pay amounts due under the Promissory Notes.

Option 1 Purchase Price	If an Advance Notice is for an Option 1 pricing period, meaning the pricing period is the three consecutive trading days commencing on the Advance Notice Date, the purchase price shall be 92% of the lowest daily VWAP over that period.

Option 2 Purchase Price	If an Advance Notice is for an Option 2 pricing period, meaning the pricing period commences upon our receipt of written confirmation of receipt of such Advance Notice from the Investor (or the open of regular trading hours, if later) and ends on 4:00 p.m. New York City time on the same trading day, the purchase price shall be 92% of the VWAP during such period.

THE OFFERING

Ordinary Shares Offered by Us

Ordinary Shares having an aggregate gross sales price of $50,250,000 at a price per share equal:

(i)                  for Investor Notices in respect of Pre-Paid Advances, the lower of (a) (I) $4.9986 in respect of the initial Pre-Paid Advance and (II) with respect to each subsequent Pre-Paid Advance, 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share;

(ii)                for Advance Notices, 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the prior consent of the Investor; and

(iii)              for the Commitment Fee, $4.5932, which is the average of the daily VWAPs of the Ordinary Shares during the three trading days immediately prior to the date of the PPA.

Ordinary Shares Outstanding Prior to this Offering	15,247,548 Ordinary Shares (as of June 28, 2023).
Ordinary Shares Outstanding After this Offering

27,040,167 Ordinary Shares, assuming the sale of 11,738,191 Ordinary Shares in this offering at an offering price of $4.2596 per share, which was 92% of the last reported sale price of our Ordinary Shares on Nasdaq on June 21, 2023, and including the 54,428 Ordinary Shares that make up the Commitment Fee. The actual number of Ordinary Shares issued will vary depending on the sale price under this offering.

Use of Proceeds

Pursuant to the PPA, we are required to use the net proceeds from the sale of Ordinary Shares hereunder to repay any Promissory Notes that are outstanding. We intend to use the net proceeds from sales of the Promissory Notes representing Pre-Paid Advances and, if no Promissory Notes are outstanding, sales of Ordinary Shares hereunder for working capital purposes.

Our management will retain broad discretion over the allocation of the net proceeds from the Promissory Notes and, if no Promissory Notes are outstanding, the sale of the Ordinary Shares offered by this prospectus supplement. See the “Use of Proceeds” section.

Risk Factors

See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in our Ordinary Shares.

Market for Ordinary Shares	Our Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “MYNZ”.

RISK FACTORS

Investing in our Ordinary Shares involves risks. Before purchasing any our Ordinary Shares, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Ordinary Shares could decline, and you may lose some or all of your investment.

Additional Risks Related to this Offering and Our Ordinary Shares

Substantial blocks of our Ordinary Shares may be sold into the market as a result of the Pre-Paid Advance Agreement.

The price of our Ordinary Shares could decline if there are substantial sales of our Ordinary Shares, if there is a large number of Ordinary Shares available for sale, or if there is the perception that these sales could occur.

On June 28, 2023, we entered into the PPA with the Investor. Pursuant to the PPA, we may request Pre-Paid Advances of up to $50,000,000. At the request and sole discretion of the Investor pursuant to an Investor Notice, such Pre-Paid Advances will be correspondingly reduced upon the issuance of our Ordinary Shares to the Investor at a Purchase Price equal to the lower of (a) (I) $4.9986 in respect of the initial Pre-Paid Advance and (II) with respect to each subsequent Pre-Paid Advance, 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than $2.00 per share.

Additionally, under the PPA, we may conduct sales of Ordinary Shares in an amount up to $50,000,000 pursuant to Advance Notices, each of which shall be limited to a number of Ordinary Shares that is up to the greater of: (i) an amount equal to 100% of the average of the daily trading volume of our Ordinary Shares during the five consecutive trading days immediately preceding an Advance Notice, or (ii) 550,000 Ordinary Shares The Advance Notice would state that the shares would be purchased at either: 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the consent of the Investor.

Any issuances of Ordinary Shares pursuant to the PPA to offset the Pre-Paid Advances or to conduct sales pursuant to an Advance Notice will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Ordinary Shares. Sales of a substantial number of Ordinary Shares in the public market or other issuances of our Ordinary Shares, or the perception that these sales or issuances could occur, could cause the market price of our Ordinary Shares to decline and may make it more difficult for you to sell your shares at a time and/or price that you deem appropriate.

You may experience immediate and substantial dilution in the net tangible book value per share of our Ordinary Shares you purchase.

The offering price per share of our Ordinary Shares in this offering may exceed the net tangible book value per share of our Ordinary Shares outstanding prior to this offering. Including the 54,428 Ordinary Shares consisting of the Commitment Fee and assuming that an aggregate of 11,738,191, representing the Commitment Amount, Ordinary Shares are sold pursuant to this prospectus supplement at a price of $4.26 per share, which was 92% of the last reported sale price of our Ordinary Shares on Nasdaq on June 21, 2023, for aggregate gross proceeds of $50,000,000, after deducting estimated aggregate offering expenses payable by us and assuming all of the Commitment Amount is paid pursuant to Pre-Paid Advances, you would experience immediate dilution of $2.31 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price.

Once we receive a Pre-Paid Advance, we do not have the right to control the timing and amount of the issuance of our Ordinary Shares to the Investor under the PPA and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the Pre-Paid Advance Agreement at any one time or in total.

Once we receive any of the Pre-Paid Advances, including the initial Pre-Paid Advance, we do not have the right to control the timing and amount of any issuances of our Ordinary Shares to the Investor under the PPA. Sales of our Ordinary Shares, if any, to the Investor under the PPA will depend upon market conditions and other factors, and the discretion of the Investor. We may ultimately decide to sell to Investor all, some or none of the Ordinary Shares that may be available for us to sell to the Investor pursuant to the PPA. Each Pre-Paid Advance matures within one year.

Because the purchase price per share to be paid by the Investor for the Ordinary Shares that we may elect to sell to the Investor under the PPA, if any, will fluctuate based on the market prices of our Ordinary Shares, if any, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of Ordinary Shares that we will sell to the Investor under the PPA, the purchase price per share that the Investor will pay for shares purchased from us under the PPA, or the aggregate gross proceeds that we will receive from those purchases by Investor under the PPA, if any.

Further, the resale by the Investor of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline and to be highly volatile.

Upon a trigger event, we may be required to make payments that could cause us financial hardship.

Upon entering into the PPA, we agreed that within five trading days of the trading price of the Ordinary Shares becoming lower than the Floor Price for any five of seven consecutive trading days, we must pay the Investor a monthly cash payment (the “Monthly Payment”) of $550,000 plus an 8% redemption premium plus any accrued but unpaid interest (or such lower amount due under Promissory Notes then outstanding). This financial obligation may be an undue and unsustainable burden and may cause a material adverse effect on our operations and financial condition.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

The extent to which we rely on the Investor as a source of funding will depend on a number of factors, including the prevailing market price of our Ordinary Shares and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the PPA, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed towards expanding current programs and service offerings. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.

As of March 31, 2023, our principal source of liquidity is our unrestricted cash balance in the amount of $10.9 million. We entered into the PPA whereby we will have the ability to request Pre-Paid Advances or conduct sales pursuant to Advance Notices of up to $50 million. In addition, we previously entered into the Controlled Equity Offering Sales Agreement whereby we will have the right, but not the obligation, to sell to Cantor (“Cantor Agreement”) up to $50 million worth of our Ordinary Shares. We may not be able to utilize these facilities to raise additional capital when, or in the amounts, we may require. We have agreed with the Investor that we will not utilize the Cantor Agreement while there are Promissory Notes outstanding unless we initiate a sale pursuant to the Controlled Equity Offering Sales Agreement when the VWAP on the last fully completed trading day prior to such initiation was greater than 120% of the Fixed Price of any outstanding Promissory Note. Any debt we incur from the Investor or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations and our then-existing liquidity is insufficient to meet any debt service requirements, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.

We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the PPA, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Management will have broad discretion as to the use of the proceeds from the sale of Promissory Notes under the PPA and, if no Promissory Notes are outstanding, the sale of Ordinary Shares pursuant to Advance Notices. The decisions they make on how to use such proceeds may not improve our financial condition or market value.

Because we have designated the amount of net proceeds from the sale of Promissory Notes under the PPA and, if no Promissory Notes are outstanding, the sale of Ordinary Shares pursuant to Advance Notices to be used for working capital purposes, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital that may not improve our financial condition or advance our business objectives.

If the issuance and sale of the Ordinary Shares pursuant to the PPA were to unnecessarily or disproportionately impair the interests of our shareholders, we could be liable under Dutch law for such impairment,

Dutch law provides that shareholders who are in equal positions should be treated equally and that all stakeholders are obliged to act reasonable and fair towards each other. Under Dutch law, an issuer that unnecessarily or disproportionately impairs the interests of its minority shareholders may be liable for such impairment. An impairment could occur if the pre-emption rights of the minority shareholders are excluded and the shares are issued below market value. The preemptive rights of our minority shareholders in connection with issuances and sales under the PPA will be excluded, and all such issuances and sales will be below market value at the time of the issuance and sale. If a Dutch court were to find that the interests of the minority shareholders were unnecessarily or disproportionately impaired, the Dutch court could (i) annul the resolution to issue shares, which would not affect the validity of the share issue prior thereto (unless the receiving shareholders were aware that the interests of the minority shareholders would be disproportionally impaired at the time of the issue), and (ii) hold us and/or directors (each of whom we have agreed to indemnify) liable for such impairment. Additionally, if a Dutch court were to annul the board resolution for issuances and sales under the PPA and we were to lose the ability to raise funds under this facility, we would need to find alternative sources of financing, particularly if Promissory Notes issued under the PPA were still outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements.

Importantly, the risk factors discussed in, and incorporated into the prospectus supplement and accompanying prospectus do not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors”, “Operating and Financial Review and Prospects” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 20-F and/or subsequent Quarterly Reports on Form 6-K, which are incorporated by reference herein. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will receive net proceeds of approximately $4,950,000 from the initial Pre-Paid Advance of $5,500,000. We intend to use these proceeds for working capital purposes. We will not receive any of the proceeds from the sale of Ordinary Shares to the extent that the Investor initiates sales of our Ordinary Shares for the repayment of the Promissory Note representing the initial Pre-Paid Advance. We might not receive any additional proceeds from the PPA.

We will receive aggregate net proceeds from this offering of approximately $45,890,000 if all of the Commitment Amount is sold pursuant to Pre-Paid Advances and up to $49,890,000 if all of the Commitment Amount is sold pursuant to Advance Notices. We intend to use such proceeds for working capital purposes. Any sales of Ordinary Shares pursuant to the PPA while Promissory Notes are outstanding will be used to repay amounts due under the Promissory Notes. If we sell Ordinary Shares pursuant to Advance Notices and no Promissory Notes are outstanding, we intend to use such proceeds for working capital purposes.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DILUTION

If you purchase Ordinary Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Ordinary Shares and the net tangible book value per share of our Ordinary Shares after this offering. As of March 31, 2023, our net tangible book value was approximately $5,953,000, or $0.40 per Ordinary Share. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of Ordinary Shares issued and outstanding.

After giving effect to the sale by us of (i) 11,738,191 Ordinary Shares representing the Commitment Amount of $50,000,000 and assuming an offering price of $4.26 per share, which was 92% of the last reported sale price of our Ordinary Shares on Nasdaq on June 21, 2023 and (ii) 54,428 Ordinary Shares, representing the Commitment Fee, and after deducting estimated offering expenses payable by us (assuming the entire Commitment Amount is paid pursuant to Pre-Paid Advances), our adjusted net tangible book value as of March 31, 2023 would have been approximately $51,843,000, or $1.95 per Ordinary Share. This amount represents an immediate increase in net tangible book value of $1.55 per Ordinary Share to existing shareholders and an immediate dilution of approximately $2.31 per Ordinary Share to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Ordinary Shares		$4.26
Net tangible book value per share of our Ordinary Shares as of March 31, 2022	$0.40
Increase per share of our Ordinary Shares attributable to new investors in this offering	$1.55
As adjusted net tangible book value per share of our Ordinary Shares, after giving effect to this offering		$1.95
Dilution per share of our Ordinary Shares to new investors purchasing our Ordinary Shares in this offering		$2.31

The table above assumes, for illustrative purposes, that an aggregate of 11,738,191 Ordinary Shares representing the Commitment Amount are sold at a price of $4.26 per share, which was 92% of the last reported sale price of our Ordinary Shares on Nasdaq on June 21, 2023, for aggregate gross proceeds of $50,000,000. An increase or decrease of $0.25 per share, respectively, in the price at which the Ordinary Shares are sold from the assumed offering price of $4.26 per share shown in the table above, assuming all of the Ordinary Shares in the aggregate amount of $50,000,000 are sold at that price, would result in an increase or decrease, respectively, of $0.06 in our as adjusted net tangible book value per share of our Ordinary Shares after the offering and would increase or decrease, as applicable, the dilution in net tangible book value per our Ordinary Share to new investors, after deducting estimated aggregate offering expenses payable by us, by $0.06.

The number of Ordinary Shares expected to be outstanding immediately after this offering included in the table above is based on 14,826,613 Ordinary Shares, reflective of the number Ordinary Shares outstanding as of March 31, 2023, and does not reflect issuances subsequent to March 31, 2023.

To the extent that other Ordinary Shares are issued, investors purchasing Ordinary Shares in this offering could experience further dilution. In addition, we may choose to request additional Pre-Paid Advances or raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors (“Board”) and will depend on then-existing conditions, including, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, business prospects and other factors that the Board may deem relevant.

PLAN OF DISTRIBUTION

On June 28, 2023, we entered into the Pre-Paid Advance Agreement with the Investor. The PPA provides that, upon the terms and subject to the conditions set forth therein, we may request Pre-Paid Advances of up to $50,000,000 each from the Investor, to represented by Promissory Notes. Such Promissory Notes will be purchased by the Investor at 92% of the principal amount of the corresponding Promissory Note. If and when requested by the Investor by written notice to the Company in an Investor Notice, amounts outstanding under a Promissory Note may be correspondingly reduced upon the issuance by us of our Ordinary Shares pursuant to an Investor Notice to the Investor at a Purchase Price equal to the lower of (a) (I) $5.104 in respect of the initial Pre-Paid Advance and (II) with respect to each subsequent Pre-Paid Advance, 110% of the VWAP of our Ordinary Shares on the trading day immediately preceding the closing of such Pre-Paid Advance or (b) 92% of the average of the two lowest daily VWAPs of the shares during the eight trading days immediately prior to each Pre-Paid Advance; however, in no event less than the Floor Price. Additionally, we may conduct sales of Ordinary Shares pursuant to Advance Notices at per share purchase price equal to either 92% of (a) the Option 1 Market Price, which is the lowest VWAP in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to the Investor, or (b) the Option 2 Market Price, which is the VWAP on the date of submission of the Advance Notice commencing upon receipt of the Advance Notice by the Investor and ending on 4:00 p.m. on such date, provided that the Option 2 Market Price may only be selected with the consent of the Investor.

This prospectus supplement relates to (A) the offer and sale to the Investor of Ordinary Shares in an amount up to the Commitment Amount (i) pursuant to Investor Notices in respect of the initial $5,500,000 Pre-Paid Advance received by us under the PPA on June 28, 2023, and (ii) pursuant to Advance Notices and (B) the offer and sale to the Investor of $250,000 of Ordinary Shares (or 54,428 Ordinary Shares) as the Commitment Fee under the PPA.

In addition to our issuance of Ordinary Shares to the Investor pursuant to the PPA, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. Though we have been advised by the Investor, and the Investor represents in the PPA, that the Investor is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that the Investor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the PPA to provide customary indemnification to the Investor. It is possible that our shares may be sold by the Investor in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account; or

●	a combination of any such methods of sale.

We have advised the Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the Ordinary Shares by the Investor and any unaffiliated broker-dealer.

We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the Ordinary Shares covered by this prospectus supplement and the accompanying prospectus. We also paid a $35,000 structuring fee in connection with entry into the PPA.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Material Dutch Tax Income Tax Considerations

The following are the material Dutch tax consequences of the acquisition, ownership and disposal of our ordinary shares, and, to the extent it relates to legal conclusions under current Dutch tax law. This does not purport to set forth all possible tax considerations or consequences that may be relevant to all categories of investors, some of which may be subject to special treatment under applicable law (such as trusts or other similar arrangements), and in view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of ordinary shares should consult with their tax advisors with regard to the tax consequences of investing in the ordinary shares in their particular circumstances.

Please note that this section does not set forth the tax considerations for:

●

Holders of ordinary shares if such holders, and in the case of individuals, his/her partner or certain relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or a deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). A holder of ordinary shares in a company is considered to hold a substantial interest in such company if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

●

A holder of ordinary shares that is not an individual for which its shareholdings qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). A taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital (or, in certain cases, in voting rights) qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (verbonden lichaam) has a participation or if the company in which the shares are held is a related entity (verbonden lichaam);

●

Holders of ordinary shares who are individuals for whom the ordinary shares or any benefit derived from the ordinary shares are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001); and

●	Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Except as otherwise indicated, this section only addresses Dutch national tax legislation and published regulations, whereby the Netherlands and Dutch law means the part of the Kingdom of the Netherlands located in Europe and its law, respectively, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced (or to become effective) at a later date and/or implemented with or without retroactive effect. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes.

Dividend Withholding Tax

Holders of ordinary shares are generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed by us. We are required to withhold such Dutch dividend withholding tax at source (which dividend withholding tax will not be borne by us but will be withheld by us from the gross dividends paid on the ordinary shares). However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, we will be considered to be solely tax resident in Germany for purposes of the Convention between the Federal Republic of Germany and the Netherlands for the avoidance of double taxation and prevention of fiscal evasion with respect to taxes on income (the “German-Dutch tax treaty”), and we will in principle not be required to withhold Dutch dividend withholding tax. This exemption from withholding Dutch dividend withholding tax may not apply to dividends distributed by us to a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporate income tax purposes or to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder, in which case the following paragraph applies.

Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch (corporate) income tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities,” as the case may be) or to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the ordinary shares are attributable to a Dutch permanent establishment of such non-resident holder are generally subject to Dutch dividend withholding tax at a rate of 15%. The expression “dividends distributed” include, but are not limited to:

●	Distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;
●

Liquidation proceeds, proceeds of redemption of shares, or proceeds of the repurchase of shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax, unless, in case of a repurchase, a particular statutory exemption applies;

●

An amount equal to the par value of shares issued or an increase of the par value of shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

●	Partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless the holders of shares have resolved in advance at a general meeting to make such repayment and the par value of the shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Individuals and Dutch Resident Entities may credit the Dutch dividend withholding tax against their income tax or corporate income tax liability (maximized to the amount of corporate income tax due in that financial year) or may under certain circumstances be entitled to an exemption. The same applies to holders of ordinary shares that are neither resident nor deemed to be resident of the Netherlands if the shares are attributable to a Dutch permanent establishment of such non-resident holder. Depending on their specific circumstances, holders of ordinary shares that are resident in a country other than the Netherlands, may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax pursuant to Dutch law, EU law or treaties for avoidance of double taxation.

On November 2, 2021, the Dutch Parliament adopted a proposal of law to which an alternative withholding tax (the “Alternative Dividend Withholding Tax”) will be imposed on dividends paid to related entities in designated low-tax jurisdictions and in certain abusive situations, effective January 1, 2024. The Alternative Dividend Withholding Tax may be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%), if the shareholder entitled to those dividend payments has such an interest in us, possibly as part of a cooperating group, that such party can exert such influence on our decisions as to determine our activities, while that shareholder is established in a jurisdiction that is included in the Regulation of low-taxing countries and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or has a relevant connection therewith.

However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, we will be considered to be solely tax resident in Germany for purposes of the German-Dutch tax treaty, and we will in principle not be required to withhold the Alternative Dividend Withholding Tax.

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is not granted if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) of such dividends. This legislation targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also apply in the context of a double taxation convention.

Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of ordinary shares is a Dutch Resident Individual, any benefit derived or deemed to be derived from the shares is taxable at the progressive income tax rates, if:

(i)

the ordinary shares are attributable to an enterprise from which the Dutch Resident Individual derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder in such enterprise, as defined in the Dutch Income Tax Act 2001; or

(ii)	the holder of the shares is considered to derive benefits from the shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden), such as activities with respect to the shares that go beyond ordinary asset management (normaal actief vermogensbeheer).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of ordinary shares, such Dutch Resident Individual holder will be subject to an annual income tax imposed on a deemed return on the net value of the ordinary shares under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the deemed annual return of the Dutch Resident Individual’s net investment assets that are taxed under this regime, including the ordinary shares, is set at a variable percentage of the net value of the investment assets (with a maximum of 6.17% in 2023). Such fictitious annual return deemed to be derived from the ordinary shares will be taxed at a flat rate of 32% in 2023.

The net value of the investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The ordinary shares are included as investment assets. A tax-free allowance of €57,000 is available (2023). For the avoidance of doubt, actual income, capital gains or losses in respect of the ordinary shares are as such not subject to Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). The deemed variable return will be adjusted annually on the basis of historic market yields.

Dutch Resident Entities

Any benefit derived or deemed to be derived from the shares held by Dutch Resident Entities, including any capital gains realized on the disposal thereof, will be subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).

Non-residents of the Netherlands

A holder of ordinary shares that is neither a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch taxes on income or on capital gains in respect of any payment under shares or any gain realized on the disposal or deemed disposal of the shares, provided that:

●

such holder does not have an interest in an enterprise which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the shares are attributable; and

●	in the event such holder is an individual, such holder does not derive benefits from the shares that are taxable as benefits from other activities in the Netherlands, such as activities in the Netherlands with respect to the shares that go beyond ordinary asset management.

Under certain specific circumstances, Dutch taxation rights may be restricted for a holder of ordinary shares that is neither a Dutch Resident Individual nor a Dutch Resident Entity pursuant to treaties for the avoidance of double taxation.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the ordinary shares by way of a gift by, or on the death of, a holder of ordinary shares who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No Dutch gift or inheritance taxes will arise on the transfer of the ordinary shares by way of gift by, or on the death of, a holder of ordinary shares who is neither resident nor deemed to be resident in the Netherlands, unless:

●

in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

●	the transfer is otherwise construed as a gift, such as a gift that is made under a condition precedent, or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, any person, irrespective of his nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Taxes and Duties

No Dutch value-added tax (omzetbelasting) and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of shares on any payment in consideration for the acquisition, ownership or disposal of the shares.

Material U.S. Tax Considerations

U.S. Holders.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Distributions on Our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, if we make distributions of cash or property on our Ordinary Shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If we do not provide calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “—Passive Foreign Investment Company Rules,” dividends on our Ordinary Shares received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) we are eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information provision;

●

we are neither a PFIC (as discussed below under below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that we will be eligible for benefits of a qualifying treaty that includes an exchange of information provision. In addition, there also can be no assurance that our Ordinary Shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, we will not constitute a “qualified foreign corporation” for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares.

Subject to certain exceptions, dividends on our Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, or Other Taxable Disposition of Our Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, or other taxable disposition of our Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of our Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held our Ordinary Shares for more than one year generally will be eligible for reduced tax rates for long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Dutch tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits with respect to such tax unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there may be special rules under the income tax treaty between the United States and the Netherlands (the “Treaty”) that impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of our Ordinary Shares could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which we own, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the current and anticipated composition of our income, assets, and operations and that of our subsidiaries, no assurance can be given as to whether or not we will be a PFIC in 2022. Nor can there be any assurance that we will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is uncertain in several respects, and we can make no assurance that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for 2022 or future taxable years.

Whether we are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, the market value of our assets, and potentially the composition of the income and assets of one or more of our subsidiaries and the market value of their assets in that year. Whether a subsidiary is a PFIC for any taxable year is likewise a factual determination that depends on, among other things, the composition of the subsidiary’s income and assets and the market value of such assets in that year. One or more changes in these factors may cause us and/or one or more of our subsidiaries to become a PFIC for a taxable year even though we or it has not been a PFIC for one or more prior taxable years. Whether we or a subsidiary is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and thus is subject to significant uncertainty.

Under the PFIC rules, subject to the “qualified electing fund” (“QEF”) and mark-to-market rules discussed below, if we were considered a PFIC at any time that a U.S. Holder owns our Ordinary Shares, we would continue to be treated as a PFIC with respect to such investment unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold our Ordinary Shares at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, our Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of our Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for our Ordinary Shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the U.S. Holder’s Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of our Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds our Ordinary Shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If we are a PFIC, a U.S. Holder of our Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a QEF election. However, a U.S. Holder may make a QEF election with respect to our Ordinary Shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. There can be no assurance, however, that we will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event we are a PFIC, a U.S. Holder that makes a QEF election with respect to our Ordinary Shares would generally be required to include in income for each year that we are treated as a PFIC the U.S. Holder’s pro rata share of our ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of our Ordinary Shares. Any of our net deficits or net capital losses for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in our Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on our Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in our Ordinary Shares by a corresponding amount.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

A Non-U.S. Holder is any beneficial owner of our Ordinary Shares that is not a U.S. Holder.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of our Ordinary Shares to Non-U.S. Holders

Subject to the discussion below relating to backup withholding, any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of our Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of our Ordinary Shares generally will not be subject to U.S. federal income taxation unless:

●	the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of our Ordinary Shares, and the proceeds received on sale or other taxable the disposition of our Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than with respect to U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange, or other disposition of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of our Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to such Non-U.S. Holder’s non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to our Ordinary Shares and proceeds from the sale of other disposition of our Ordinary Shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to their Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold our Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our Ordinary Shares.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ortoli Rosenstadt LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the years then ended have been audited by Reliant CPA, PC, independent registered public accounting firm. Our consolidated statement of financial position of Mainz Biomed N.V., as of December 31, 2020, the related consolidated statement of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the year then ended have been audited by BF Borgers CPA PC, independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the reports of such firms, given their authority as experts in accounting and auditing.

PROSPECTUS

$150,000,000

Ordinary Shares

Preferred Shares

Warrants

Units

We may offer, from time to time, in one or more offerings, ordinary shares, preferred shares, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement of free writing prospectus before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “MYNZ”. On December 27, 2022, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $7.04 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of December 27, 2022, was approximately $116 million, which was calculated based on 12,400,112 ordinary shares held by non-affiliates and the per ordinary share price of $9.38, which was the closing price of our ordinary shares on Nasdaq on November 18, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act (see “Exemptions Under the Jumpstart Our Business Startups Act.”)

Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 30, 2022

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $150,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to the term(s) “we”, “us”, “our”, “Company”, and “our company”, refer to Mainz Biomed N.V., a Dutch public company with limited liability (naamloze vennootschap), either alone or together with our consolidated subsidiaries as the context requires.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a molecular genetics cancer diagnostic company formed in 2021 to acquire PharmGenomics GmbH (“PharmGenomics”) with the purpose of commercializing their product portfolio in Europe and the United States. PharmGenomics, a German DIN EN ISO 13485-certified manufacturer of in-vitro diagnostic (“IVD”) tests with its own molecular genetic laboratory, has developed several IVD tests for the European market since it was founded in 2008.

Our portfolio consists of the following products and product candidates:

●	ColoAlert, a colorectal cancer (“CRC”) screening stool DNA (“deoxyribonucleic acid”) test licensed from ColoAlert AS and sold in Europe and

●	PancAlert, a product candidate in an early stage of research for a pancreatic cancer screening test based on Real-Time Polymerase Chain Reaction (“PCR”)-based multiplex detection of molecular-genetic biomarkers in stool samples.

Products and Product Candidates

We strive to make the diagnosis of various diseases more effective by using the latest genetic diagnostic technologies. Enabling earlier detection of these diseases allows for earlier and better therapy for affected individuals. In addition to offering the CRC screening test, ColoAlert, we are currently developing two product candidates, PancAlert and GenoStrip. We aim to use known and existing biomarkers (concepts) in applicable and reliable diagnostic tools.

ColoAlert

We offer a CRC screening test, ColoAlert. We believe that molecular genetic stool tests like ColoAlert increase the low participation rate in CRC screening and shift the detection of CRC to an earlier point of time which, in turn, increases the likelihood of successful treatment of the cancer. ColoAlert is currently offered primarily in German-speaking countries due to the geographical location of our offices and facilities. In Germany alone, more than 31 million people are older than the suggested screening age of 50, resulting in a total available market of over 10 million tests per year, based on a screening interval of three years. Over 5 million of them are privately insured and eligible for complete reimbursement.

ColoAlert is a multitarget test in which the stool sample is analyzed for genetic anomalies as well as for the presence of hidden blood, which is often called occult blood. The genetic markers were chosen to complement the diagnostic accuracy of the occult blood test and lead to an increased clinical added value.

We target individuals covered by national CRC screening programs. Most screening programs recommend CRC screening starting at age 50. However, a trend exists to further lower the screening age. For example, the FDA recently recommended CRC screening starting at age 45.

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We license the ColoAlert test from a Norwegian research and development company, ColoAlert AS, pursuant to an exclusive licensing agreement dated January 1, 2019. Pursuant to the terms of our license, we pay ColoAlert AS 50% of the net profit that we generate from the ColoAlert test, in addition to a protection fee of €5 per test sold. The licensing agreement has no fixed term but will be terminated if the quarterly fee paid to ColoAlert AS is less than €25,000 for each of the quarters ending on or prior to December 31, 2022 and €250,000 per quarter thereafter. On February 11, 2021, we obtained an option exercisable for three years to acquire the intellectual property for the ColoAlert test for (i) either a one-time cash payment of €2,000,000 or a €4,000,000 payment in ordinary shares at the valuation of our most recent financing plus (ii) a lifetime royalty payment of €3 per ColoAlert test sold. If we opt to make the one-time payment in cash, ColoAlert AS has the right to require us to pay the €2,000,000 in ordinary shares at the valuation of our most recent financing.

In the European Union, ColoAlert is a CE-IVD registered product under the current In-Vitro Diagnostics Directive 98/79 /EC (“IVD-D”). Starting on May 26, 2022, IVD products in the European Union will be regulated by the In-Vitro Diagnostics Regulation, EU 2017/746 (“IVD-R”), which replaces the IVD-D. We are currently evaluating the necessary steps to meet the upcoming regulations for our ColoAlert product. ColoAlert is currently validated on the Roche LightCycler 480 II and Roche Lightcycler 2.0. Mainz BioMed is planning to validate the test on additional real time PCR instruments used in many laboratories worldwide to allow a potential faster market penetration.

We manufacture the ColoAlert IVD test kits at our facility in Mainz, Germany.

In January 2022, we entered into a Technology Rights Agreement related a portfolio of novel mRNA biomarkers developed at the Université de Sherbrooke (the “UdeS Biomarkers”. Pursuant to the agreement, we acquired an exclusive unilateral option to acquire an exclusive license to the UdeS Biomarkers in exchange for a payment of €10,000 and an agreement to pay for the prosecution and maintenance of certain intellectual property relating to the UdeS Biomarkers. The option to license the technology is for one year, which period can be extended at our sole discretion for six additional months (the “Option Period”).

The UdeS Biomarkers are five gene expression biomarkers which have demonstrated a high degree of effectiveness in detecting CRC lesions including advanced adenomas (“AA”), a type of pre-cancerous polyp often attributed to this deadly disease. In a UdeS sponsored study evaluating these biomarkers,5 study results achieved overall sensitivities of 75% for AA and 95% for CRC, respectively, for a 96% specificity outcome.

We have a license during the Option Period to use the UdeS Biomarkers to further analyze their sensitivity and specificity. Depending on positive results from these further studies, we intend to exercise the option to license the UdeS Biomarkers for future integration into ColoAlert. If we exercise the option, we will pay the licensor a royalty on all products incorporating the UdeS Biomarkers and we will pay for the prosecution and maintenance of patents relating to the UdeS Biomarkers.

PancAlert

We are in the early stages of developing PancAlert, a stool-based screening test for the detection of pancreatic cancer. According to the Global Cancer Observatory, pancreatic cancer was diagnosed in over 460,000 patients worldwide in 2018.6 Due to the asymptomatic early stages, in most cases this disease is detected too late, making pancreatic cancer one of the most lethal malignant neoplasms with over 430,000 annual deaths in 2018 according to the Global Cancer Observatory.

Our goal is to make PancAlert the world’s first pancreatic cancer screening test based on Real-Time PCR-based multiplex detection of molecular-genetic biomarkers in stool samples. The most promising candidates for disease-specific biomarkers to date are KRAS, mBMP3, NDRG4, and GNAS codon 201. In addition, the platform technology used will enable simple integration of further biomarkers if indicated. The analysis of the results will be additionally facilitated by a specialized IT solution. Although we have conducted some in house clinical trials, we do not expect this to become a commercially available product in the near future, if at all. If further clinical studies show promising results, we intend to start developing an IVD-R and FDA approvable product for the European and U.S. market.

As we are in the early stages of development and have only commenced preclinical trials, we cannot be sure that at this time that PancAlert will ever receive the necessary governmental approvals for us to offer an actual product or that it will be commercially viable if we do. If we do create a commercially viable product, it may not be in the near-term, and our revenues may be wholly reliant on ColoAlert until we do.

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Corporate Information

We are a public company under Dutch law. We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. We were formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability, and we acquired PharmGenomics on September 20, 2021. On November 9, 2021, we converted into a Dutch public company with limited liability (naamloze vennootschap). The address for our principal place of business is Robert Koch Strasse 50, 55129 Mainz, Germany, and the telephone number is +49 6131 5542860. Pharmgenomics GmbH changed its name subsequent to the acquisition to Mainz Biomed Germany GmbH.

Emerging Growth Company

We qualify as an Emerging Growth Company (“EGC”), as defined in the JOBS Act. As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We would cease to be an EGC earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 20-F) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an EGC, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. We may choose to take advantage of some, but not all, of the available exemptions.

The Securities We May Offer

We may offer ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares or units consisting of our ordinary shares, preferred shares and/or warrants up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer ordinary shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, or exercise, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

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THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding overallotment options, if any; and

●	the net proceeds to us.

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in:

●	the applicable prospectus supplement,

●	any related free writing prospectus,

●	our most recent Annual Report on Form 20-F and

●	any subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety,

together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including, without limitation, statements regarding our future results of operations and financial position, business strategy, transformation, strategic priorities and future progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “project,” “believe,” “estimate” or “predict” “or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the sections entitled “Risk Factors” and in our periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DIVIDEND POLICY

Under Dutch law, we may only pay dividends following the closing of the offering to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. Subject to such restrictions, the amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors.

Our articles of association prescribe that profits in any financial year will be distributed first to holders of our preferred shares, if any are outstanding. Any remaining profits may be reserved by our Board of Directors.

We have not adopted a formal dividend policy with respect to future dividends. We may adopt such a policy in the future.

OFFER AND LISTING DETAILS

We may offer and issue from time-to-time ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares and units, or any combination thereof, up to an aggregate initial offering price of up to $150,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

Our ordinary shares are currently listed on the Nasdaq under the symbol “MYNZ”. Since our initial public offering on November 4, 2021 until December 27, 2022, the closing bid price of our ordinary shares has ranged from a low closing bid price of $6.20 to a high of $27.50.

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DESCRIPTION OF CAPITAL Stock

The following description of our Articles of Association is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the articles of association.

Overview

We were incorporated on March 8, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and on November 9, 2021 we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82122571. We have our corporate seat is in Amsterdam, the Netherlands and our registered office is at Robert-Koch Strasse 50, 55129 Mainz, Federal Republic of Germany.

The securities to be sold in this offering will be subject to, and will have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law.

Board of Directors

We have a one-tier board structure. The board of directors of the Company (the “Board of Directors”) consists of two executive directors and five non-executive directors. The Board of Directors shall consist of such number of executive Directors as the Board of Directors may determine.

The Board of Directors will be charged with the management of the company. In fulfilling their duties, our directors will serve the interest of the company and the business connected with it. The executive directors and the executive committee are charged with the day-to-day management of the company. Supervision of the fulfilment of duties by the executive directors and of the general course of the company’s affairs and the business connected with it will primarily be carried out by the non-executive directors. The executive directors must in due time provide the non-executive directors with the information they need to carry out their duties.

Our directors will be elected by the general meeting upon a binding nomination. The Board of Directors will be authorized to nominate one or more director candidates for appointment at the general meeting. The general meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

The general meeting may at any time suspend and dismiss a non-executive director or executive director. The general meeting may only adopt a resolution to suspend or dismiss a non-executive director or executive director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, unless the resolution is adopted on the basis of a proposal of the Board of Directors.

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Our authorized share capital consists of 45,000,000 ordinary shares with a nominal value of EUR 0.01 per share and 5,000,000 preferred shares with a nominal value of EUR 0.01 per share. The preferred shares are divided into five series, each consisting of 1,000,000 preferred shares. Currently there are no preferred shares outstanding.

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The number of ordinary shares included in the authorized share capital may be decreased and the number of preferred shares included in the authorized share capital may be increased pursuant to a resolution of the Board of Directors by a number not exceeding the number of ordinary shares included in the authorized share capital which have not been issued and which are not subject to any rights to subscribe for ordinary shares.

The preferred shares may, at the request of the holder, be converted into ordinary shares. The conditions for conversion and the further terms and conditions related to the preferred shares will be determined by our Board of Directors, subject to the prior approval of our general meeting and the meeting of holders of the series of preferred shares concerned, if such series of preferred shares has been issued and are held by persons other than us. The preceding sentence applies by analogy to any adjustment to the conditions.

Issuance of shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of our general meeting. Our articles of association provide that the general meeting may only resolve to issue shares upon the proposal of our Board of Directors. The general meeting may authorize the Board of Directors to issue new ordinary shares or grant rights to subscribe for ordinary shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, our general meeting will not have the power to issue ordinary shares.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026, to issue ordinary shares and preferred shares up to the amount of the authorized share capital (from time to time).

Pre-emptive Rights

Subject to restrictions in our articles of association, holders of ordinary shares have pre-emptive rights in relation to newly issued ordinary shares under Dutch law.

Under our articles of association, the pre-emptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of our general meeting, which resolution requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting. The general meeting may authorize our Board of Directors to limit or exclude the pre-emptive rights in respect of newly issued ordinary shares. Such authorization for our Board of Directors can be granted and extended, in each case for a period not exceeding five years.

A resolution of the general meeting has irrevocably authorized our Board of Directors until November 9, 2026 to limit or exclude pre-emptive rights on ordinary shares.

Pre-emptive rights do not exist with respect (a) to the issue of ordinary shares or grant of rights to subscribe for ordinary shares to our employees or a “group” company of ours, (b) the issue of ordinary shares against a contribution other than cash, and (c) preferred shares to be issued. A holder of preferred shares has no pre-emptive right to acquire newly issued ordinary shares.

Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer and, unless the company is a party to the deed of transfer, and acknowledgement by or proper service upon the company to be effective.

Our articles of association provide that, if one or more ordinary shares or preferred shares are admitted to trading on Nasdaq or any other regulated foreign stock exchange located in the United States the laws of the State of New York will apply to the property law aspects of the ordinary shares and preferred shares included in the part of the register of shareholders kept by the relevant transfer agent.

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Form of Ordinary Shares

Pursuant to our articles of association, the ordinary shares and preferred shares are in registered form.

Purchase and Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued ordinary shares. We may acquire ordinary shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

●	such ordinary shares are fully paid-up;

●	such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

●	immediately after the acquisition of such ordinary shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than ordinary shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire ordinary shares only if our general meeting has authorized our Board of Directors to do so. An authorization by our general meeting for the acquisition of ordinary shares can be granted for a maximum period of 18 months. Such authorization must specify the number of ordinary shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of our general meeting is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual general meeting, we expect that our Board of Directors, will place on the agenda a proposal to re-authorize our Board of Directors to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from ordinary shares, or voting rights attached to ordinary shares acquired by it.

A resolution of the general meeting has irrevocably authorized our Board of Directors for a period of 18 months to resolve for us to acquire fully paid-up ordinary shares up to the maximum number of ordinary shares permitted pursuant to the law and our articles of association from time to time, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that (i) for open market or privately negotiated repurchases, the market price will be the last closing price for ordinary shares on the Nasdaq Stock Market prior to the transaction, (ii) for self-tender offers, the market price will be the volume weighted average price for the ordinary shares on the Nasdaq Capital Market during a period, determined by the Board of Directors, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer, and (iii) for accelerated repurchase arrangements, the market price will be the volume weighted average price of the ordinary shares on the Nasdaq Capital Market over the term of the arrangement. The volume weighted average price for any number of trading days will be calculated as the arithmetic average of the daily volume weighted average price on those trading days.

Pursuant to a resolution of the general meeting dated November 1, 2021, our Board of Directors is furthermore irrevocably authorized for a period of 18 months, commencing on November 9, 2021, to resolve for us to acquire fully paid up preferred shares up to the maximum number of preferred shares permitted pursuant to the law and our articles of association from time to time and that preferred shares may be acquired through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the preferred shares up to the higher of (i) the amount that would be paid by us upon cancellation of such preferred shares in accordance with the relevant provisions of our articles of association and (ii) one hundred and ten percent (110%) of the market price of the ordinary shares into which the preferred shares may be converted in accordance with the applicable provisions of our articles of association, whereby the market price shall be determined in the manner as set out in our articles of association.

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Capital Reduction

At a general meeting, our shareholders may resolve on the proposal of our Board of Directors to reduce our issued share capital by (i) cancelling ordinary shares and preferred shares or (ii) reducing the nominal value of the ordinary shares and preferred shares by amending our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to (i) shares held by us or in respect of which we hold the depository receipts, or (ii) all preferred shares of a particular series. In order to be approved by our general meeting, a resolution to reduce the capital requires approval of a majority of the votes cast at a general meeting if at least half of the issued share capital is represented at such meeting or at least two thirds of the votes cast, if less than half of the issued share capital is represented at such meeting.

Reduction of the nominal value of shares without repayment shall be effected proportionally to all ordinary shares and preferred shares. The requirement of proportionality may be waived by agreement of all shareholders concerned.

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting

General meetings are held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht, or in the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of its financial year. A general meeting will also be held within three months after our Board of Directors has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board of Directors fails to hold such general meeting in a timely manner, each shareholder and other person entitled to attend our general meeting may be authorized by the Dutch court to convene our general meeting.

Our Board of Directors may convene additional extraordinary general meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a general meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors convenes a shareholders’ meeting or (ii) our Board of Directors has not taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and proposals relating to the composition of and filling of any vacancies on Board of Directors. In addition, the agenda for a general meeting includes such additional items as determined by our Board of Directors. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholders’ meeting is held. Under our articles of association, certain items can only be put on the agenda as a voting item by our Board of Directors. Shareholders meeting the relevant requirements may still request the inclusion of such items on the agenda as a discussion item.

We will give notice of each general meeting by publication on its website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

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Pursuant to our articles of association and Dutch law, our Board of Directors may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at our general meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of our general meeting. Our articles of association provide that a shareholder must notify us in writing of his or her intention to attend (or be represented at) our general meeting, such notice to be received by us on the date set by our Board of Directors in accordance with our articles of association and as set forth in the convening notice.

Our general meeting will be presided over by the chairman of our Board of Directors, who, nevertheless, may charge another person to preside over the meeting in his place even if he or she is present at the meeting. If the chairman of our Board of Directors is absent and he or she has not charged another person to preside over the meeting in his or her place, the directors present at the meeting will appoint one of them to be chairman. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our articles of association, each ordinary share, irrespective of which class it concerns, confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by us or our direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. We may not exercise voting rights for ordinary shares in respect of which its or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of our general meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes will not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting. The chairman of our general meeting will determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a general meeting by an absolute majority of votes cast, except where Dutch law or our articles of association provide for a special majority in relation to specified resolutions. Our articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in our articles of association, the determination during our general meeting made by the chairman of that general meeting with regard to the results of a vote will be decisive. Our Board of Directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our Board of Directors, our general meeting may resolve to amend the articles of association. A resolution by the shareholders to amend the articles of association requires an absolute majority of the votes cast.

Dissolution and liquidation

Our shareholders may at a general meeting, based on a proposal by our Board of Directors, by means of a resolution passed by an absolute majority of the votes cast resolve that the Company will be dissolved. In the event of dissolution of the company, the liquidation will be effected by our executive directors, under the supervision of our non-executive directors, unless our general meeting decides otherwise.

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Certain Other Major Transactions

Our articles of association and Dutch law provide that resolutions of our Board of Directors concerning a material change in our identity, character or business are subject to the approval of our general meeting. Such changes include:

●	a transfer of all or materially all of its business to a third party;

●	the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to the company; and

●	the acquisition or disposition of an interest in the capital of a company by the company or by its subsidiary with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

The company may only make distributions to its shareholders if its equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to Dutch law.

Under our articles of association, any profits or distributable reserves must first be applied to pay a dividend on the preferred shares, if outstanding. Any amount remaining out of distributable profits is added to our reserves as our Board of Directors determines. After reservation by our Board of Directors of any distributable profits, our general meeting will be authorized to declare distributions on the proposal of our Board of Directors. Our Board of Directors is permitted, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our articles of association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

The general meeting may determine that distributions will be made in whole or in part in the form of shares or a currency other than the Euro, provided on the proposal of the Board of Directors. The Company shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to the company (verjaring).

Transfer Agent and Registrar

The transfer agent for our ordinary shares is Transhare Corporation. Transhare Corporation’s telephone number and address is (303) 662-1112 and 17755 US Hwy 19 N, Clearwater, FL 33764.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares or preferred shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of ordinary shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

●	the date, if any, on and after which the warrants, preferred shares or ordinary shares will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of our Company.

Each warrant will entitle its holder to purchase the principal amount of the number of ordinary shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares or preferred shares, if any.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

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We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on June 3, 2022;

●	Current Report on Form 6-K furnished to the SEC on July 1, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 7, 2022;

●	Current Report on Form 6-K furnished to the SEC on September 28, 2022;

●	Current Report on Form 6-K furnished to the SEC on November 4, 2022; and

●	Current Report on Form 6-K furnished to the SEC on December 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under a current report on Form 6-K, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at Mainz Biomed N.V., Robert Koch Strasse 50, 55129 Mainz, Germany or by calling +49 6131 5542860.

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MATERIAL CHANGES

There have been no material changes which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report on from 20-F to security holders and which have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference herein.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. CMS Derks Star Busmann N.V. is acting as counsel to our company regarding Dutch securities law matters. The current address of CMS Derks Star Busmann N.V. is Atrium, Parnassusweg 737, 1077 DG Amsterdam, Netherlands.

EXPERTS

The financial statements of Mainz Biomed, N.V. as of December 31, 2021 and 2020, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes included in this prospectus and registration statement have been so included in reliance on the report of BF Borgers CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. BF Borgers CPA P.C. has offices at 5400 W Cedar Ave, Lakewood, CO 80226. Their telephone number is (303) 953-1454.

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